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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM 8-K


               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported):  January 16, 2002

                              THE IT GROUP, INC.
            (Exact Name of Registrant as Specified in its Charter)

         Delaware                           1-09037                       33-0001212
(State or Other Jurisdiction        (Commission File Number)       (IRS Employer Identification
      of Incorporation)                                                        No.)

         2790 Mosside Boulevard
       Monroeville, Pennsylvania                                      15146-2792
(Address of Principal Executive Offices)                              (Zip Code)

      Registrant's telephone number, including area code: (412) 372-7701

                                     None

         (Former Name or Former Address, if Changed Since Last Report)


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Item 3. Bankruptcy or Receivership.

The Registrant announced today that it and certain of its subsidiaries had filed voluntary petitions for relief under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court in Wilmington, Delaware (In re The IT Group, Inc., United States Bankruptcy Court, District of Delaware, Case No. 02-10118).

Item 5. Other Events.

The Registrant announced today that it had signed a letter of intent with The Shaw Group Inc. (NYSE: SGR) ("Shaw") regarding a proposed transaction in which Shaw would acquire substantially all of the Registrant's assets in exchange for approximately $105 million and the assumption of certain liabilities. In connection with the filing of a petition in bankruptcy and the proposed transaction with Shaw, the Registrant further announced that Shaw had agreed in principle to provide the Registrant with a debtor-in-possession (DIP) credit facility of up to $75 million, $25 million of which will be available to the Registrant upon initial bankruptcy court approval. The remaining $50 million will be available to the Registrant at Shaw's discretion upon final bankruptcy court approval. Shaw's agreement to purchase the assets of The IT Group and provide debtor-in-possession financing is subject to execution of definitive documentation and bankruptcy court approval. The purchase is also subject to approval under the Hart-Scott-Rodino Act.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits

Exhibit No.                      Description

99.1               Press Release, dated January 16, 2002.
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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               THE IT GROUP, INC.


Date:   January 21, 2002       By: /s/ James M. Redwine
                                  --------------------------
                                  James M. Redwine
                                  Vice President,
                                  Senior Corporate Counsel and
                                  Assistant Secretary

                                       3
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                                 Exhibit Index


Exhibit No.                  Description

99.1                Press Release, dated January 16, 2002.